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                                                                     EXHIBIT 5-A



                               November 25, 1997


Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

               Re: Lockheed Martin Corporation - Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers $14,000,000 in Deferred Compensation Payment Obligations of Lockheed Martin Corporation (the "Corporation") for use in connection with the Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector (the "Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     As Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated, is validly existing and is in good standing under the laws of the State of Maryland; and

     (ii) to the extent that the operation of the Plan results in the issuance of Deferred Compensation Payment Obligations of the Corporation, such Deferred Compensation Payment Obligations have been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be legally issued and will be binding obligations of the Corporation.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not
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Lockheed Martin Corporation
November 25, 1997
Page 2


admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                         /s/ Stephen M. Piper

                         Stephen M. Piper
                         Associate General Counsel
                         Lockheed Martin Corporation


cc:  Frank H. Menaker, Jr.